Exhibit 10.6

AMENDMENT TO

401(k) PLAN

Morgan Stanley & Co. Incorporated (the “Corporation”) hereby amends the Morgan Stanley 401(k) Plan (the “401(k) Plan”) as follows:

1. Effective April 1, 2007, Section 2, Definitions, is amended by adding a new definition as follows:

““Broker-Dealer Merger” means the merger of Morgan Stanley DW Inc. with and into Morgan Stanley & Co. Incorporated as of April 1, 2007.”

2. Effective November 13, 2007, the definition of “Elective Deferrals” in Section 2 of the 401(k) Plan shall be amended by adding the following sentence at the end thereof:

“Elective Deferrals shall also include any Roth Elective Deferrals made pursuant to Section 5(l).”

3. Effective April 1, 2007, Section 2, Definitions is amended by adding the following to the end of the definition of “Eligible IIG Employee”:

“Notwithstanding anything herein to the contrary, to the extent an Eligible Employee is an Eligible IIG Employee due to employment by Morgan Stanley DW Inc. or a subsidiary thereof prior to the Broker-Dealer Merger, such Eligible Employee shall not cease to be treated as an Eligible IIG Employee, nor become treated as an Eligible MS Employee, after the effective date of the Broker-Dealer Merger solely as a result of such merger.”

4. Effective November 13, 2007, the first sentence of the definition of “Matched Contributions” in Section 2 of the 401(k) Plan shall be amended to read as follows:

““Matched Contributions” means Pre-Tax Contributions, Roth Elective Deferrals and After-Tax Adjustment Contributions.”

5. Effective April 1, 2007, Section 2, Definitions, is amended by adding the following to the end of paragraph (a) of “Securities Employee”:

“or who is treated under this Section 2 as an Eligible IIG Employee after the effective date of the Broker-Dealer Merger.”

6. Effective November 13, 2007, Section 5(a)(i) is amended by deleting the reference to “20%” in the first sentence thereof and inserting “30%” therefor.

7. Effective November 13, 2007, Section 5(a)(ii) is amended by deleting the reference to “10%” in the first sentence thereof and inserting “30%” therefor.

8. Effective November 13, 2007, the following new Section 5(l) shall be added to the 401(k) Plan:

“(l) Roth Elective Deferrals.

(i) General Application.

(1) This Section 5(l) will apply to contributions beginning November 13, 2007.

(2) As of the date specified in subparagraph (1), the Plan will accept Roth Elective Deferrals (as defined herein) made on behalf of Participants. A Participant’s Roth Elective Deferrals will be allocated to a separate Account maintained for such deferrals as described in Section 5(l)(ii).

(3) Unless specifically stated otherwise, Roth Elective Deferrals will be treated as elective deferrals for all purposes under the Plan.

(ii) Separate Accounting.

(1) Contributions and withdrawals of Roth Elective Deferrals will be credited and debited to the Roth Elective Deferral Account maintained for each Participant.

(2) The Plan will maintain a record of the amount of Roth Elective Deferrals in each Participant’s Account.

(3) Gains, losses and other credits or charges will be separately allocated on a reasonable and consistent basis to each Participant’s Roth Elective Deferral Account and the Participant’s other Accounts under the Plan.

(4) No contributions or other amounts other than Roth Elective Deferrals and properly attributable earnings will be credited to each Participant’s Roth Elective Deferral Account.

(iii) Direct Rollovers.

(1) Notwithstanding Section 11(g), a direct rollover of a distribution from a Roth Elective Deferral Account under the Plan will only be made to another Roth Elective Deferral account under an applicable retirement plan described in Code section 402A(e)(1) or to a Roth IRA described in Code section 408A, and only to the extent the rollover is permitted under the rules of Code section 402(c).

(2) Notwithstanding Section 7(a), the Plan will not accept a rollover contribution to a Participant’s Roth Elective Deferral Account.

(3) A Participant’s Roth Elective Deferral Account and the Participant’s other Accounts shall be aggregated for purposes of determining whether the total amount of the Participant’s Account balances under the Plan exceeds $1,000 for purposes of Section 11(c).

(4) The provisions of Section 11(g) of the Plan that allow a Participant to elect a direct rollover of only a portion of an eligible rollover distribution but only if the amount rolled over is at least $500 are applied by aggregating any amount distributed from the Participant’s Roth Elective Deferral Account with any amount distributed from the Participant’s other Accounts in the Plan.

(iv) Distribution of Excess Elective Deferrals.

(1) In the case of a distribution of Excess Elective Deferrals, Roth Elective Deferrals made by the Participant shall be distributed first, to the extent of such Roth Elective Deferrals for the year. To the extent necessary, Pre-Tax Contributions for the year will be distributed after Roth Elective Deferrals.

(2) Any distribution of Excess Elective Deferrals shall be made in accordance with Section 5(e), but also taking into account the Participant’s Roth Elective Deferrals and the provisions of this Section 5(l)(iv) and the applicable Treasury regulations.

(v) Correction of Excess Contributions.

(1) In the case of a distribution of Excess Contributions, Roth Elective Deferrals made by a Highly Compensated Employee shall be distributed first, to the extent of such Roth Elective Deferrals for the year. To the extent necessary, Pre-Tax Contributions for the year will be distributed after Roth Elective Deferrals.

(2) Any distribution of Excess Contributions shall be made in accordance with Section 5(g), but also taking into account the Participant’s Roth Elective Deferrals and the provisions of this Section 5(l)(v) and the applicable Treasury regulations.

(vi) Definition of Roth Elective Deferrals. A Roth Elective Deferral is an Elective Deferral that is:

(1) Designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Elective Deferral that is being made in lieu of all or a portion of the Pre-Tax Contributions the Participant is otherwise eligible to make under the Plan; and

(2) Treated by the Participating Company as includible in the Participant’s income at the time the Participant would have received the amount in cash if the Participant had not made a cash or deferred election.

If a Participant does not designate an Elective Deferral as a Roth Elective Deferral at the time of the cash or deferred election, then the Elective Deferral will be treated as a Pre-Tax Contribution.”

9. Effective January 1, 2007, Section 11(g) of the 401(k) Plan is amended by adding the following to the end thereof:

“Effective January 1, 2007, the non-spouse Beneficiary of a Participant following the death of the Participant may direct the Plan Administrator to directly roll over all or any portion of a distribution or withdrawal made to such non-spouse Beneficiary to an individual retirement plan described in Code sections 408(a) or 408(b). Any such rollover shall be made in accordance with the requirements of Code section 402(c)(11) and any guidance promulgated thereunder.”

10. Effective November 13, 2007, Section 12(b)(iii) of the 401(k) Plan shall be amended by adding the phrase “Roth Elective Deferrals,” after the phrase “Pre-Tax Contributions.

11. Effective November 13, 2007, Section 12(f)(i) of the 401(k) Plan shall be amended by adding the following to the end thereof:

“Notwithstanding anything herein to the contrary, amounts credited to the Participant’s Accounts as Retirement Contributions or Roth Elective Deferrals (and the earnings thereon) shall not be available for a hardship withdrawal.”

12. Effective November 13, 2007, Section 12(g)(ii) of the 401(k) Plan shall be amended by adding the following to the end thereof:

“Notwithstanding anything herein to the contrary, amounts credited to the Participant’s Accounts as Retirement Contributions shall not be available for a loan nor be included in determining the maximum loan amount available to a Participant under the Plan. Amounts attributable to Roth Elective Deferrals (or the earnings thereon) shall be available for a loan and included in determining the maximum loan amount available to a Participant under the Plan.”

13. Effective November 13, 2007, Section 13(b)(ii)(1) of the 401(k) Plan shall be amended to read as follows:

“(1) If the annual additions otherwise made to the Accounts of a Participant would cause the limitations of Code section 415 that are applicable to that Participant to be exceeded for the limitation year, the amount by which such limitations are exceeded will be eliminated (A) by returning to the Participant the Participant’s Pre-Tax Contributions, Roth Elective Deferrals and/or After-Tax Contributions for such limitation year, in whole or in part as necessary, and then (B) to the extent necessary, by reducing any Company Contributions allocated to the Participant in accordance with Section 6. Such excess amounts of Company Contributions shall be applied to reduce such contributions for such Participant for the next limitation year (and succeeding limitation years, if necessary).”

14. Effective April 1, 2007, Appendix A, IIG Participating Companies, is amended by adding the following to the end thereof:

“Morgan Stanley DW Inc. Notwithstanding anything in the Plan to the contrary, to the extent an Eligible IIG Employee is or becomes employed by Morgan Stanley & Co. Incorporated as a result of the Broker-Dealer Merger, such Participant’s future service with Morgan Stanley & Co. Incorporated shall be treated as if it were service with an IIG Participating Company in this Appendix A of the Plan.”

15. Effective April 1, 2007, Appendix B, Morgan Stanley, is amended by adding the following to the end thereof:

“Morgan Stanley & Co. Incorporated. Notwithstanding anything in the Plan to the contrary, to the extent an Eligible IIG Employee is or becomes employed by Morgan Stanley & Co. Incorporated as a result of the Broker-Dealer Merger, such Participant’s future service with Morgan Stanley & Co. Incorporated shall be treated as if it were service with an IIG Participating Company in this Appendix A of the Plan.”

16. Effective November 13, 2007, the introductory paragraph of Section 5 of Supplement B to the 401(k) Plan shall be amended to read as follows:

“5. Revised Section 5 Employee Contributions. For the purpose of this Supplement only, Sections 5(a), (b), (c), (d), (e), (f), (g), (j) and (k) of the Plan document will read as follows and Sections 5(h), (i) and (l) will not be applicable (for purposes of compliance with the PR Code).”

17. Effective April 1, 2007, Supplement B, Participants Residing in Puerto Rico, is amended by adding the following to the end of Section 1 thereof:

“Effective as of the date of the Broker-Dealer Merger, all references to Morgan Stanley DW Inc. or Dean Witter Puerto Rico, Inc. shall be read as references to Morgan Stanley & Co. Incorporated.”

* * * * * * * * *

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed on its behalf as of this 20th day of November, 2007.

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ KAREN JAMESLEY
Title:	Global Head of Human Resources